UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): (November 23, 2021) November 19, 2021
BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	BSX PR A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	2022 Annual Bonus Plan

On November 19, 2021, upon the recommendation of the Executive Compensation and Human Resources Committee (the “Compensation Committee”), the Board of Directors (the “Board”) of Boston Scientific Corporation (the “Company”) approved the Company’s 2022 Annual Bonus Plan effective for the performance period January 1, 2022 through December 31, 2022.

As part of the Company’s overall compensation program, the 2022 Annual Bonus Plan provides an annual cash incentive opportunity for eligible exempt and nonexempt indirect labor or equivalent personnel (including the Company’s named executive officers meeting the eligibility criteria) based on the achievement of certain performance metrics. The 2022 Annual Bonus Plan provides:

•	for a single bonus pool (the “Total Annual Bonus”) that will be based on the Company’s performance measured against achievement of corporate-level performance goals for adjusted earnings per share; global sales as defined by the annual bonus plan, excluding the impact of foreign currency fluctuations and the impact of acquisitions and divestitures not contemplated in the annual operating plan; human capital metrics; as well as a quality assessment;

•	the Total Annual Bonus, as operated, will have a ceiling of 150% of the Aggregate Annual Target, with the Board having discretion to terminate, suspend or modify the plan and to reduce the Total Annual Bonus based on the Company’s performance relative to its quality objectives and performance of its quality systems;

•	the Total Annual Bonus will be allocated among corporate, global supply chain and each participating business, and region (each, a “participating unit”). For corporate and global supply chain funding units (other than manufacturing plants), funding will track to the Total Annual Bonus pool funding, within a range of 10% in either direction, depending on the CEO’s assessment of the participating unit’s performance. For businesses, regions, and manufacturing plants, funding will be based on each participating unit’s overall and relative performance measured against its achievement of that unit’s predetermined “Scorecard” performance metrics and goals and taking into consideration, as appropriate, other factors; such allocation will be a percentage of the annual bonus pool target for each participating unit (representing the total target annual bonuses of all eligible employees for the year within that unit) (each such allocated amount, an “Assigned Bonus Pool”); and

•	the Assigned Bonus Pool for each participating unit will then be allocated among all managers of plan participants within that participating unit. Such managers will then evaluate the performance of the participants under their management and determine, for each participant, the percentage (between 0% and 150%) of the participant’s target annual bonus that will be used to determine the participant’s bonus award.
Awards to certain executive officers under the 2022 Annual Bonus Plan are subject to the Company’s recoupment policy, which provides that, to the extent permitted by law, the Company may seek reimbursement of a bonus award in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company. The Company may also seek reimbursement of a bonus award if there is a restatement of the Company’s financial results that would have reduced a previously granted bonus award’s size or payment. The amount to be recouped would be the amount of any such reduction. Finally, if the Company determines that it is required by law to apply a “clawback” or alternate recoupment provision to a bonus award, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) or otherwise, then such clawback or recoupment provision also will apply to the bonus award, as applicable, as if it had been included on the date the 2022 Annual Bonus Plan was established.

This description of the 2022 Annual Bonus Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such plan. A copy of the 2022 Annual Bonus Plan is included in this filing as Exhibit 10.1 and incorporated herein by reference.

(ii)	2022 Performance Share Programs

On November 19, 2021, upon the recommendation of the Compensation Committee, the Board approved the adoption of two performance share programs, the Boston Scientific Corporation 2022 Total Shareholder Return Performance Share Program

(the “2022 TSR PSP”) and the Boston Scientific Corporation 2022 Free Cash Flow Performance Share Program (the “2022 FCF PSP”). These programs are substantially similar to the performance share programs for 2021 and represent an important component of the overall mix of the Company’s long-term incentive program. Under both programs, performance share awards will be granted, if the relevant program criteria are met, to the Company’s executive officers in the form of restricted stock units issued under the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan, which was amended and restated effective as of October 1, 2020 and which was previously approved by the Company’s stockholders. Awards to certain executive officers under both programs are subject to the Company’s recoupment policy, which provides that, to the extent permitted by law, the Company may seek recovery of performance share units in the event of an executive officer’s misconduct or gross dereliction of duty that results in a material violation of Company policy and causes significant harm to the Company. In addition, if the Company determines that it is required by law to apply a “clawback” or alternate recoupment provision to a performance share award, under the Dodd-Frank Act or otherwise, then such clawback or recoupment provision also will apply to the performance share award, as applicable, as if it had been included on the date the performance share award was granted.

(A)	2022 Total Shareholder Return Performance Share Program

The purpose of the 2022 TSR PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by comparing the Total Shareholder Return (“TSR”) of the Company’s common stock to the TSR of the other companies included in the S&P 500 Healthcare Index over a three-year period beginning on January 1, 2022 and ending on December 31, 2024 (the “Performance Period”). The number of performance shares awarded will be in a range of 0% to 200% of each participant’s target number of awards based on the Company’s TSR rank. Performance share awards will vest only upon satisfaction of both the performance criteria and the payment eligibility criteria set forth in the 2022 TSR PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability.

This description of the 2022 TSR PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2022 TSR PSP is included in this filing as Exhibit 10.2 and incorporated herein by reference.

(B) 2022 Free Cash Flow Performance Share Program

The purpose of the 2022 FCF PSP is to align the Company’s executive compensation program with the interests of stockholders and to reinforce the concept of pay for performance by providing incentives for the achievement of key business performance objectives critical to its success. Under the 2022 FCF PSP, performance will be measured by comparing the Company’s free cash flow, as defined by the 2022 FCF PSP, for the one-year period beginning on January 1, 2022 and ending on December 31, 2022 against its 2022 financial plan performance for free cash flow, as defined by the 2022 FCF PSP. The number of performance shares awarded will be in a range of 0% to 150% of each participant’s target number of awards, depending on such performance. Performance share awards will only vest upon satisfaction of both the performance criteria and the payment eligibility criteria (which includes a three-year service period) set forth in the 2022 FCF PSP, subject to certain exceptions in the event of a change of control or termination for retirement, death or disability.

This description of the 2022 FCF PSP does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such program. A copy of the 2022 FCF PSP is included in this filing as Exhibit 10.3 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.		Description
10.1*		Boston Scientific Corporation 2022 Annual Bonus Plan, effective as of January 1, 2022
10.2*		Boston Scientific Corporation 2022 Total Shareholder Return Performance Share Program
10.3*		Boston Scientific Corporation 2022 Free Cash Flow Performance Share Program
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).
	*	Documents filed or furnished with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 23, 2021	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown
Senior Vice President, General Counsel and Corporate Secretary